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Exhibit 10.10

                                , 2008

Cherry Tree Acquisition Corp.
301 Carlson Parkway
Suite 103
Minneapolis, MN 55305

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, NY 10020

  Re:
  Initial Public Offering

Gentlemen:

        The undersigned in consideration of Lazard Capital Markets LLC ("Lazard") agreeing to underwrite an initial public offering of securities ("IPO") of Cherry Tree Acquisition Corp. ("Company") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

          1.     In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any Business Combination opportunity with a target business or businesses having a collective fair value in excess of 80% of the Company's net assets, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

          2.     The undersigned acknowledges and agrees that the Company will not consummate any Business Combination that involves a company affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Lazard that the business combination is fair to the Company's stockholders from a financial perspective. The undersigned acknowledges and agrees that the Company will not consummate a Business Combination with any company with which the undersigned has had any discussions, formal or otherwise, prior to the consummation of the IPO, with respect to a Business Combination.

          3.     Neither the undersigned, nor any affiliate ("Affiliate") of the undersigned, will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination, provided that commencing on the Effective Date, Cherry Tree Companies, LLC ("Related Party") shall be allowed to charge the Company $10,000 per month, to compensate it for the Company's use of Related Party's offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

          4.     Neither the undersigned nor any Affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned or any Affiliate of the undersigned, originates a Business Combination.

          5.     The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

          6.     The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

          7.     This Agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns. This Agreement shall terminate on the earlier of (i) the date upon which a Business Combination is consummated, or (ii) the Company's earlier liquidation; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this Agreement.

          8.     No term or provision of this Agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned with the written consent of the Company and Lazard.

          9.     This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The undersigned hereby (i) agrees that any action, proceeding or claim against it arising out of or relating in any way to this letter agreement (a "Proceeding") shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Lazard and appoint a substitute agent acceptable to each of the Company and Lazard within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

Cherry Tree Companies, LLC Print Name of Insider
Signature

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  Exhibit 10.10